Registration No. 333-

     As filed with the Securities and Exchange Commission
                     on March 7, 1997


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
               ____________________________________
                             FORM S-3
                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                         LEVEL 8 SYSTEMS, INC.
     (Exact name of Registrant as specified in its charter)
               ____________________________________

                New York                       11-2920559
      (State or other jurisdiction of       (I.R.S. Employer
      incorporation or organization)      Identification Number)

                           One Penn Plaza
                    New York, New York 10119-0002
                           (212) 244-1234
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       Robert R. MacDonald
                      Chairman of the Board
                          One Penn Plaza
                  New York, New York 10119-0002
                          (212) 244-1234
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
               ____________________________________
                            Copies to:

                      Edward W. Kerson, Esq.
               Proskauer Rose Goetz & Mendelsohn LLP
                          1585 Broadway
                   New York, New York 10036-8299
                         (212) 969-3000
               ____________________________________
        Approximate date of commencement of proposed sale
                          to the public:
         As soon as practicable after the effective date
                 of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

             CALCULATION OF REGISTRATION FEE

=================================================================
                                         Proposed
                           Proposed      Maximum
              Amount       Maximum       Aggregate     Amount
 Title of     to be      Offering Price  Offering   Registration
Securities  Registered     Per Share     Price(1)       Fee
_________________________________________________________________
Common       140,000        12 1/8      $1,697,500    $515.00
Stock,
$.01 par
value(2)
=================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the underlying warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=================================================================








               SUBJECT TO COMPLETION, DATED     , 1997


PROSPECTUS
March  , 1997

                       140,000 Shares
                   LEVEL 8 SYSTEMS, INC.
                       Common Stock


     This Prospectus relates to the offer and sale from time to time by Hampshire Securities Corporation (the "Selling Stockholder") of up to a total of 140,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Level 8 Systems, Inc., a New York corporation (the "Company"). Such Shares may be offered in amounts, at prices and on terms to be determined at the time of sale. See "Selling Stockholder and Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq National
Market under the trading symbol "LVEL." On March 5, 1997, the closing sale price of the Common Stock was $12 1/8 per share.

     The Shares to which this Prospectus relates may be offered and sold from time to time by the Selling Stockholders to or through one or more brokers, dealers or agents or directly to purchasers. See "Selling Stockholder and Plan of Distribution."

     The Company will not receive any part of the proceeds from sales of the Shares. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

     Liraz Systems Ltd. and its wholly-owned subsidiaries
(together with its wholly-owned subsidiaries, "Liraz") own approximately 53% of the outstanding Common Stock.

     See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered by prospective
purchasers.
      _________________________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
    THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE
      SECURITIES COMMISSION NOR HAS THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY
                  IS A CRIMINAL OFFENSE.
      _________________________________________________


       SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements under the caption "Risk Factors" herein as well as under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" which are incorporated herein by reference constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following general economic and business conditions: the loss of, or the failure to replace, any significant customers; changes in business strategy or development plans; the timing and success of new product introductions; the quality of management; the availability, terms and deployment of capital; the business abilities and judgments of personnel; the availability of qualified personnel; and other factors referenced in this Prospectus or in the materials incorporated herein by reference. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein or incorporated by reference to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (collectively with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Company also files periodic reports and other information required to be filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The Registration Statement and such periodic reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) through which the Registration Statement and the Company's periodic reports and other information can be retrieved.

     The Common Stock is quoted on the Nasdaq National Market under the trading symbol "LVEL." Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.




































        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K") (file no. 0-26392)
which contains consolidated financial statements of the Company and certain other information regarding the Company.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September
30, 1996; and

     (c)  The Company's Current Report on Form 8-K dated
September 9, 1996; and

     (d) The information in "Pro Forma Selected Consolidated Statements of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements in the Prospectus that is a part of the Company's Registration Statement on Form S-1 (File No. 333-15455) as declared effective on December 17, 1996.

     Each document filed subsequent to the date of this Prospectus by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to: Joseph J. DiZazzo, Level 8 Systems, Inc., 382 Main Street, Salem, New Hampshire, 03079, telephone number: (212) 244-1234.

                     THE COMPANY

     The Company began operations in 1988 as a wholly-owned subsidiary of Liraz, an Israeli public company that is a systems integrator. Since 1988, the Company, through its ASU consulting division ("ASU"), has provided systems integration consulting services primarily to manufacturing businesses in the State of California. In October 1994, the Company acquired ProfitKey International, Inc. ("ProfitKey") and Bizware Computer Systems (Canada) Inc. ("Bizware") and, in April 1995, the Company acquired Level 8 Systems, Inc. ("Level 8"). In July 1996, the Company decided to focus on the middleware activities of Level 8, and, in that connection, on September 9, 1996, sold substantially all the assets of Bizware for $230,000 and subsequently changed the Company's name from Across Data Systems, Inc. to Level 8 Systems, Inc. Middleware is computer software that facilitates communication among otherwise incompatible computer hardware and software.

     The Company believes that it has established itself as a technology leader in the rapidly growing middleware marketplace. The Company's middleware products and services, some of which have been developed pursuant to contracts with International Business Machines Corporation ("IBM") and Microsoft Corporation ("Microsoft"), utilize messaging and object technology to solve enterprise- wide integration problems associated with linking legacy environments, the desktop and the internet. The Company recently entered into agreements with Candle Corporation ("Candle"), pursuant to which Candle purchased 246,800 shares of Common Stock for $11 per share and acquired certain rights to technology developed by the Company and will acquire certain non-exclusive distribution rights to the Company's products, including Falcon External Gateways (which is referred to below). In addition, the Company, through its wholly-owned subsidiary, ProfitKey International, Inc. ("ProfitKey"), offers MRP II and shop-floor scheduling packages and related services.

     The Company has experienced substantial growth on a quarter-to-quarter basis in its middleware products and services operations since last year, as the Company's focus and operating strategy have evolved from that of an industry specific ("vertical") software developer to a provider of middleware products and services. Industry sources have estimated that the messaging middleware market exceeded $100 million in 1995 and that such market is expected to grow to approximately $1.7 billion by the year 2000.

     The Company, through its wholly-owned subsidiary, Level 8 Technologies, Inc. ("Level 8"), formerly Level 8 Systems, Inc., has been designated as an IBM Premier Partner for IBM MQSeries. Pursuant to a contract with IBM, Level 8 has ported version 2 of MQSeries to the DEC VMS platform and will be entitled to royalties, if any, from sales of the ported product and has ported IBM's distributed object product, DSOM. In addition, the Company provides installation, education, integration and help-desk services in support of IBM and Level 8 sales of IBM MQSeries licenses. Samuel Somech, a co-founder of Level 8, was the original designer of the transactional messaging product that became version 1 of the MQSeries.

     Microsoft has selected the Company to develop messaging gateways (currently called "Falcon External Gateways") to facilitate communications between computer running Microsoft's messaging product (currently called "Falcon") and various non-Microsoft environments. Microsoft developed Falcon as a transactional messaging system for use within Microsoft Windows NT and Windows 95. Level 8's Falcon External Gateways are being developed and are owned by Level 8 and facilitate communications of Falcon with IBM MQSeries, mainframes and UNIX-based systems. Microsoft's Falcon and Level 8's Falcon External Gateways are currently being Beta tested and are expected to be available for shipment in mid-1997. Microsoft has indicated an intent to promote Level 8's Falcon External Gateways.

     The Company is developing DOT/XM, a product that uses third-party transactional messaging and distributed object products in a Level 8 designed tool that facilitates integration of larger, centralized computer systems (so called "legacy systems") into modern open system architectures by representing the legacy system as a collection of objects. Consulting services associated with DOT/XM technology have generated approximately $700,000 of revenue during the nine months ended September 30, 1996. The first large commercial installation of DOT/XM is currently taking place at ABN/AMRO Bank.

     The Company's expansion plan is to grow primarily on the basis of Level 8 middleware products, such as messaging gateways, DOT/XM and other software tools that permit access to legacy information from any computing environment. Other products under development by the Company, and with respect to which the Company currently is offering consulting services, are (a) a publish/subscribe product which sends designated data ("publish") to interested users ("subscribers") using transactional messaging as the delivery mechanism, and (b) an internet-application integration product which uses portions of the DOT/XM framework to integrate commercial transactions on the internet with the legacy systems of the selling corporation.

     Through ProfitKey, the Company offers MRP II and shop-floor scheduling software packages, as well as related installation, training and support services. Historically, ProfitKey has directed its software packages to job shops and custom manufactures, which use ProfitKey's software package to facilitate "just-in-time" deliveries and efficient scheduling of expensive shop-floor equipment.

     The Company was incorporated in the State of New York in 1988. Its executive offices are located at One Penn Plaza, Suite
3401, New York, New York 10119-0002, and its telephone number at that address is (212) 244-1234.


















































                       RISK FACTORS

     An investment in the Shares involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, together with the other matters incorporated by reference herein. This section contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

     Losses from Recent Operations. The Company has incurred net losses for each of the three months ended September 30, 1995, December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 of $42,064, $89,413, $266,971, $557,985 and $187,626
(which does not include the $1,484,061 loss attributable to the sale of Bizware in the three months ended September 30, 1996), respectively. In addition, the Company's future plans are subject to known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from any anticipated results. There can be no assurance that the Company's operations will be profitable.

     Risks Associated with Growth. The Company intends to expand primarily by increasing sales personnel and marketing activities and by increasing software development activities. The Company expects that the expenses related to the planned expansion generally will precede the Company's realization of the benefits, if any, of any such expansion. Accordingly, the Company expects that the incurrence of these expenses will adversely affect the Company's earnings and working capital in the periods prior to the Company's realization of the benefits, if any, of such expansion.

     Additionally, the Company's results of operations may be affected by any acquisition consummated by the Company or a reorganization or disposition by the Company of its existing assets. The Company has considered a reorganization or sale or disposition of businesses that are not essential to its operations in the middleware market. In that connection, the Company discussed with certain unaffiliated third parties the sale of ProfitKey. Such talks have been terminated, and the Company presently has no arrangement, commitment or understanding to sell ProfitKey. If the Company were to expand in the future by acquisitions of software companies and licenses, there can be no assurance that it would be successful in locating or acquiring suitable companies and licenses on acceptable terms, or that any acquired companies could be effectively integrated into, and profitably managed by, the Company.

     Dependence on Developing Market for Middleware. The market for middleware in software applications is continuing to develop. The Company's major products are transactional messaging and distributed object middleware. There can be no assurance that the Company's transactional messaging and distributed object middleware will achieve broad market acceptance or that the market for middleware will continue to grow. Even if transactional messaging and distributed object middleware achieve broad market acceptance and the market grows, there can be no assurance that the Company will ever have a significant share of that market. See "-Consequences of Rapid Technological Change."

     Consequences of Rapid Technological Change. The software industry is characterized by rapid technological change, frequent introductions of new products and systems, changes in customer demands and evolving industry standards. The introduction of products embodying new technology or adapting products to the computing market and the emergence of new industry standards often render existing products obsolete and unmarketable. The Company's success will depend upon its ability to enhance its existing products and to develop, introduce or otherwise acquire on a timely basis new products that keep pace with technological developments and emerging industry standards in order to meet the changing needs of the Company's customers. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction or sale of these products or that the Company's new products and product enhancements (if any) will adequately meet the requirements of the marketplace and achieve market acceptance. In addition, there can be no assurance that technological changes or evolving industry standards will not render the Company's products and technologies obsolete.

     Competition. The Company competes in the application software and systems integration services markets, as well as in the developing market for transactional messaging and distributed object middleware. Such markets are highly competitive, and the Company believes competition will intensify in such markets. The Company competes with developers of middleware, such as Digital Equipment Corporation, International Business Machines Corporation ("IBM"), Candle Corporation ("Candle") and Microsoft Corporation; with providers of systems integration services, such as Anderson Consulting, Logica PLC and numerous local and regional providers; and with providers of software packages for particular markets, such as Fourth Shift Corporation and Symix Systems, Inc. The Company's competitors generally have substantially larger operations, have broader product lines with greater name recognition and market acceptance and have significantly greater financial, marketing, personnel and operating resources than the Company. There can be no assurance the Company will successfully compete in any market in which it conducts, or may conduct, its operations.

     Possible Need for Additional Financing. Based on the Company's operating plan, the Company believes that its existing cash, together with anticipated funds from operations, will be sufficient to satisfy its capital requirements and planned software development activities through June 1998, although there can be no assurance that additional capital will not be required before such time. In that connection, the Company is developing four new products for introduction in 1997, which will require additional investments in development and marketing. In addition, as yet unplanned acquisition and development opportunities and other contingencies may arise, which also could require the Company to obtain additional capital. The Company anticipates that it could require additional capital in order to finance its current plans for expansion and its development activities. Sources of funds may include the issuance of common or preferred stock sold in a public offering or in private placements, debt securities or bank financing. There can be no assurance that the Company would be able to obtain capital on a timely basis, on favorable terms, or at all. If the Company is unable to obtain such financing, or generate funds from operations sufficient to meet its needs, the Company may be unable to implement its current plans for expansion and software development.

     Absence of Patent Protection. The Company does not have any patents and has not filed any patent applications. The Company relies on a combination of trade secret laws, nondisclosure and other contractual agreements with its employees and consultants and technical measures to protect its rights in its know-how and proprietary products. The foregoing may not afford the Company sufficient protection for its know-how and products, and other parties may develop similar know-how and products, duplicate the Company's know-how and products or be granted patents that would materially and adversely affect the Company's business.

     The Company believes that its products and services do not infringe the rights of third parties; however, while the Company has not received notice of any infringement claims, third parties may assert such claims against the Company, and such claims could require the Company to enter into licensing agreements for the technology in question or royalty arrangements or result in litigation, which could materially and adversely affect the Company's business. There can be no assurance that the Company could acquire any such license on terms acceptable to the Company or at all. Any failure of the Company to acquire such licenses could materially and adversely affect the Company's business and prospects.

     Dependence Upon Key Personnel. The Company depends upon the continued efforts and abilities of its senior management personnel, including Arie Kilman, the Company's Chief Executive Officer, and Samuel Somech, the President of the Company. Mr. Kilman and Mr. Somech have entered into employment agreements with the Company. These agreements terminate in the second quarter and fourth quarter, respectively, of 1998. The loss or unavailability of the services of either of these individuals for any significant period could have a material adverse effect on the Company's business and prospects. The Company is the sole beneficiary of key-man life insurance in the amount of $1,000,000 on the life of Mr. Somech. There can be no assurance that such insurance will continue to be available on reasonable terms, or at all.

     Dependence on Major Customers; Fluctuations of Operating Results. A significant portion of the Company's business is attributable to a limited number of changing customers. For the nine months ended September 30, 1996, the Company's five largest customers accounted for an aggregate of approximately 30% of the Company's revenue. Such customers and the approximate percentage of such revenue accounted for by each such customer are TransQuest, Inc. (a wholly-owned subsidiary of Delta Airlines) (13%), Nelcor Incorporated (5%), Ascend Communications, Inc. (4%), IBM (4%) and American Express Corporation (4%). The loss of any such customer and the failure to attract new customers could have a material adverse effect upon the Company. As a result of the Company's reliance on a limited number of changing customers, the Company's results of operations have fluctuated, and will continue to fluctuate, materially from period to period. Accordingly, the results of operations in any one period may not be indicative of the results of operations for any succeeding period.

     Certain Non-Cash Charges to Earnings. The acquisitions of ProfitKey and Level 8 have been accounted for as purchases. Accordingly, in late 1994, the Company recorded, in connection with the ProfitKey acquisition, approximately $2,702,600 for service contracts acquired; and in April 1995, the Company recorded, in connection with the Level 8 acquisition, approximately $2,960,400, representing the excess of cost over net assets acquired. As a consequence of the amortization of these intangible assets, the Company will record amortization expense of approximately $526,400 each year through 2001, and a reduced amount each year for 13 years thereafter. In September 1996, the Company recorded a loss of approximately $1,484,000 in connection with the sale of Bizware.

     Fluctuations in Personnel Needs; Dependence Upon Consultants. Although the Company has a small number of employees, the Company believes its existing staff is sufficient in number and expertise to meet its existing requirements. However, the Company's required staffing levels are likely to change materially from period to period, depending upon customer requirements. The Company's ability successfully to service significant projects depends, in large part, on the Company's ability to attract and retain highly qualified technical and managerial personnel during specific periods. There can be no assurance that the Company will be able to continue to attract and retain such personnel when needed, on terms acceptable to the Company, or at all; the failure to do so would materially and adversely affect the Company.

     The Company depends upon the continued services of approximately 14 non-employee consultants involved in a variety of tasks, including developing software, training and on-site programming. The computer industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that the consultants the Company currently engages will continue to render services to the Company, or that the Company will continue to be able to attract and retain consultants when needed, on reasonable terms, or at all.

     Control by Liraz; Potential Conflicts of Interest. Liraz owns approximately 50% of the outstanding shares of Common Stock. Therefore, Liraz will have the ability to control the election of directors of the Company and the outcome of all issues (except with respect to certain extraordinary matters requiring the affirmative vote of holders of two-thirds of the outstanding shares) submitted to a vote of shareholders of the Company. Such control could adversely affect the market price of the Common Stock or delay or prevent a change in control of the Company.

     The Company has entered into various agreements with Liraz, which the Company believes are on terms no less favorable than those between unaffiliated parties.

     Substantial Options and Warrants Reserved. The Company has reserved 900,000 shares of Common Stock for issuance pursuant to its 1995 Stock Incentive Plan (the "Plan") and expects to reserve additional shares of Common Stock upon adoption of a new plan within the next year. To date, options to purchase an aggregate of 873,196 shares of Common Stock have been granted pursuant to the Plan and warrants to purchase an additional 256,188 shares of Common Stock are outstanding. The exercise of such options and warrants and subsequent sale of the underlying Common Stock in the public market could adversely affect the market price of the Company's securities. See "__Possible Need for Additional Financing."

     Shares Eligible for Future Sale. Future sales of substantial numbers of shares of Common Stock (including shares issued upon the exercise of stock options and warrants) by the Company, Liraz or the executive officers or other affiliates of the Company, or the perception that such sales could occur, could adversely affect the market price for the Common Stock. In that regard, holders of approximately 56% of the 6,953,575 shares of Common Stock, including the officers and directors of the Company, have agreed not to sell publicly or otherwise dispose of any shares of Common Stock until June 17, 1997 (the "Lock-Up Period"), without the prior written consent of the Hampshire Securities Corporation. Beginning immediately or shortly after the Lock-Up Period, all the shares of Common Stock currently owned by the Company's affiliates will be eligible for resale in the public market pursuant to Rule 144 under the Securities Act. In addition, the Company has granted certain parties, including Candle (which owns 246,800 shares of Common Stock) and Liraz, registration rights with respect to an aggregate of 4,120,802 shares of Common Stock (or approximately 50% of the Company's outstanding shares), which rights may be exercised after March 1, 1999 and June 17, 1997 respectively.

     Dividend Policy. The Company has never declared or paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future.

     Anti-Takeover Effects of Provisions of New York Law and the Restated Certificate of Incorporation. Certain provisions of section 912 of the New York Business Corporation Law (the "BCL"), which prohibit certain persons from engaging in business combinations with the Company, may be considered to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a shareholder may consider to be in the shareholder's best interests. These provisions of the BCL also may adversely affect the market price for the Common Stock. The Company's certificate of incorporation authorizes the issuance, without shareholder approval, of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Such designations, rights and preferences established by the Board may adversely affect the relative voting power or other rights of, and may have a dilutive effect on, holders of the Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future.

                      USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Shares.


        SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     All of the 140,000 Shares offered hereby represent all of the shares of Common Stock underlying certain warrants (the "Warrants") issued by the Company to the Selling Stockholder and are issuable by the Company upon the exercise of the Warrants. The Selling Stockholder purchased the Warrants from the Company in connection with the Company's initial public offering in July, 1995. In addition to Warrants, the Selling Stockholder beneficially owns additional warrants to purchase 110,000 shares of Common Stock, the additional warrants being purchased in connection with the Company's public offering in December 1996. All shares or rights to these shares are beneficially owned and sole voting and investment power is held by the Selling Stockholder. To the knowledge of the Company, the Selling Stockholder does not have any other material relationship with the Company.

     The Company has agreed that, until December 17, 1999, Hampshire Securities Corporation may appoint an observer to attend all meetings of the Company's Board of Directors. The Observer has the right to receive notice of all meetings of the Board of Directors and to attend such meetings. However, the Board of Directors may exclude the observer from any meeting at which, in the opinion of the Board, confidential or sensitive matters are to be discussed. The observer will be entitled to reimbursement for up to $500 of out-of-pocket expenses for attendance at those meetings. In addition, the observer will be entitled to indemnification, to the same extent as the Company's directors. Hampshire Securities Corporation has advised the Company that its initial designee is an officer of Hampshire Securities Corporation.

     The Selling Stockholder is offering the Shares for its own account, and not for the account of the Company. The Company will not receive any of the net proceeds of the offering.

     The Shares to be offered by the Selling Stockholder may be sold, from time to time, on the Nasdaq National Market System, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholder also may pledge the shares as collateral, and such shares could be sold pursuant to the terms of such pledges.

     Agents through whom the Shares may be offered may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of such Shares for whom they may act as agent. The Selling Stockholder and any such agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholder may be deemed to be an underwriter, the Selling Stockholder may be subject to certain statutory liabilities of the Securities Act, including but not limited to Sections 11 and 12 under the Securities Act and Rule 10b-5 under the Exchange Act.

     Under the Exchange Act and the regulations thereunder, during any period when it is engaged in a distribution of the Shares offered by this Prospectus, the Selling Stockholder may not simultaneously engage in market making activities with respect to the Common Stock during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which may limit the timing of purchases and sales of Common Stock by the Selling Stockholder.

     The Registration Statement that includes this Prospectus is filed pursuant to registration rights granted by the Company in connection with the issuance of the underlying warrants. The Company has agreed to indemnify the Selling Stockholder and its directors, officers and affiliates for certain losses, claims and liabilities in connection with the sale of Shares pursuant to the Registration Statement of which this Prospectus forms a part.
The Company also has agreed to pay the expenses in connection with the Registration Statement that includes this Prospectus, including filing fees. The Selling Stockholder will pay any brokerage or other fees or commissions, as well as Selling Stockholder's incidental expenses, in connection with the offering.

     To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.


                          EXPERTS

     The audited financial statements, incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-15455) as declared effective on December 17, 1996, have been audited by Lurie, Besikof, Lapidus & Co., LLP, independent public accountants, as indicated in their reports with respect to those financial statements, and are incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving such reports.












==============================          =========================

     No dealer, salesman or
any other person has been
authorized to give any                          140,000 Shares
information or to make any
representation not contained
in this prospectus in connection
 with the offering made hereby,
and if given or made, such
information or representation
by the Company or the Selling              LEVEL 8 SYSTEMS, INC.
Stockholder.  This prospectus
does not constitute an offer to
 sell, or a solicitation of an
offer to buy, any of the securities
offered hereby in any jurisdiction
to any person to whom it is unlawful
to make such an offer or solicitation
in such jurisdiction.  Neither the
delivery of this prospectus nor any
sale made hereunder shall under any
circumstances create any implication
that there has been no change in the
affairs of the Company since the
date hereof or that the information
contained herein is correct as of any
time subsequent to the dates as of
which such information is furnished.

      _______________________

        TABLE OF CONTENTS                       Common Stock

                              Page

Special Note Regarding
  Forward-Looking Statements. . .2              ______________
Available Information . . . . . .2                PROSPECTUS
Incorporation of Certain                        ______________
  Documents by Reference. . . . .3
The Company . . . . . . . . . . .3
Risk Factors. . . . . . . . . . .5
Use of Proceeds . . . . . . . . .7
Selling Stockholder and Plan
  of Distribution. . . . . . . . 7
Experts . . . . . . . . . . . . .8

      _______________________                    March   , 1997


==============================          =========================


                               PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses in connection with the registration of the securities in described in this Registration Statement, all of which are payable by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee. No portion of these expenses will be borne by the Selling Stockholder.

Securities and Exchange Commission
   registration fee . . . . .  . . . . . .        $      515.00
Accounting Fees and Expenses . . . . . . .             5,000.00
Legal fees and expenses. . . . . . . . . .             5,000.00
Blue Sky fees and expenses . . . . . . . .             2,500.00
Miscellaneous  . . . . . . . . . . . . . .             2,500.00
                                                  _____________

     Total . . . . . . . . . . . . . . . .            $15,515.00
                                                  ______________


Item 15. Indemnification of Directors and Officers

     The Amended Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for damages for any breach of duty in such capacity except for: (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated Section 719 of New York Business Corporation law, or (ii) liability for any act or omission prior to the adoption of the indemnification provision in the Certificate of Incorporation.

     The Company's Bylaws further provide for indemnification of directors and officers of the Company to the fullest extent permitted by New York law. Section 722 of the New York Business Corporation Law provides, in substance, that New York corporations may indemnify their directors and officers in connection with actions or proceedings (other than one by or in the right of the corporation to procure a judgment in its favor) brought against such directors or officers, including actions brought against such directors or officers by or in the right of any other corporation, by reason of the fact that they are or were such directors or officers, against judgments, fines, amounts paid in settlement and reasonable expenses.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 16. Exhibits

Exhibit No.    Description of Exhibit

2.1 Agreement of Sale of Asset, effective September 9, 1996, between Bizware and 3203174 Canada, Inc.
               (1)
5.1 Opinion of Proskauer Rose Goetz & Mendelsohn LLP as to the legality of the securities being registered. (2)
23.1 Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in Exhibit 5.1) (2)
23.2           Consent of Lurie, Besikof, Lapidus & Co., LLP (2)
24.1 Powers of Attorney (incorporated by reference from page II-5).

(1) Previously filed and incorporated herein by reference from the Registrant's Form 8-K dated September 9, 1996 (File No.
0-26392).

(2) Filed herewith.


Item 17. Undertakings

A.   Undertaking in Respect of Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Underwriting Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any likability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


D. Undertaking in Respect of Warrants and Rights Offerings.

     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

































                                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of March, 1997.

                              LEVEL 8 SYSTEMS, INC.

                              By:  /s/ Robert R. MacDonald
                                   Robert R. MacDonald
                                   Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. MacDonald and Arie Kilman, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                    Title               Date

/s/ Robert R. MacDonald     Chairman of the       March 7, 1997
Robert R. MacDonald           Board


/s/ Arie Kilman             Chief Executive       March 7, 1997
Arie Kilman                   Officer And
                              Director
                              (Principal
                              Executive
                              Officer)






/s/ Joseph J. Di Zazzo      Controller And        March 7, 1997
Joseph J. Di Zazzo            Chief Accounting
                              Officer (Principal
                              Financial and
                              Accounting Officer)


/s/ Samuel Somech           Director              March 7, 1997
Samuel Somech


/s/ Theodore Fine           Director              March 7, 1997
Theodore Fine


/s/ Lenny Recanati          Director              March 7, 1997
Lenny Recanati


/s/ Frank J. Klein          Director              March 7, 1997
Frank J. Klein